Exhibit 99.1

Ingersoll Rand Announces 2009 Third-Quarter Earnings per Share of $0.68

from Continuing Operations; and Available Cash Generation of $1.2 Billion Year-to-Date

•	Adjusted earnings per share from continuing operations of $0.70, excluding $0.02 of restructuring costs, compared with prior guidance of $0.55 to $0.70.

•	Revenues of $3,483 million in the third quarter, down 19% compared with 2008 (down by 17% excluding the impact of currency), at low end of prior guidance of $3.5 to $3.7 billion.

•	Gross productivity of 5.2% in the third quarter; on track to exceed $650 million in productivity savings for the full year.

•	Total financing reduced by $850 million year to date, raising total full year deleverage estimate to $1.0 billion on higher available cash target of $1.3 to $1.4 billion.

•

Revised full-year adjusted EPS guidance to $1.60 to $1.70 from continuing operations, excluding restructuring costs, compared with prior guidance of $1.50 to $1.80, reflecting lower fourth-quarter revenues.

•	Establishes 2010 EPS framework, which assumes flat end markets, and significant additional synergy and restructuring actions supporting a 5% gross productivity goal.

Swords, Ireland, October 23, 2009 – Ingersoll-Rand plc (NYSE:IR), the world leader in creating and sustaining safe, comfortable and efficient environments, today announced that total reported revenues decreased by 19% for the third quarter of 2009, compared with the 2008 third quarter, and diluted earnings per share (EPS) from continuing operations were at the upper end of prior guidance.

The company reported net earnings of $216.6 million, or EPS of $0.65, for the third quarter of 2009. Third-quarter net income included $224.9 million, or EPS of $0.68, from continuing operations, as well as $8.3 million of after-tax costs, equal to EPS of $(0.03), from discontinued operations. This compares to net earnings for the 2008 third quarter of $227.7 million, or EPS of $0.70, which included EPS of $0.72 from

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continuing operations and $(0.02) from discontinued operations. Third-quarter 2009 EPS from continuing operations, excluding approximately $10 million of pre-tax restructuring costs, was $0.70. Third quarter earnings included a discrete tax benefit of $13.7 million, or EPS $0.04. However, year-to-date, cumulative discrete tax items have amounted to a ($0.02) drag on EPS.

“Our revenues in the quarter came in at the low end of our guidance range as we continue to see challenges in our major end markets, which were essentially flat compared with the second quarter,” said Herbert L. Henkel, chairman and chief executive officer. “Despite the lower-than-expected revenues, we delivered sequentially improving margins and adjusted EPS near the top of our guidance as we continued to drive productivity improvements, generate synergies across our global operations, and control spending. These actions and working capital reductions contributed to another quarter of outstanding cash generation, which enabled us to significantly accelerate our debt reduction compared with our 2009 target. We have significant opportunities to increase our earnings. Our expanded synergy and restructuring programs are geared toward changing our organization and culture, integrating our business activities and increasing our capacity utilization. These actions, combined with our strategic investments in new products and services, provide the fuel for sustained sales and earnings growth.

Additional Highlights for the 2009 Third Quarter

Revenues: The company’s reported revenues decreased by 19% to $3,482.7 million compared with revenues of $4,313.2 million for the 2008 third quarter. Total revenues declined by 19%, including a negative currency impact of 2%, compared with 2008. Reported U.S. revenues decreased by 15%, and revenues from international operations declined by approximately 26% (down by 22% excluding currency), with the sharpest year-over-year declines registered in Europe.

Operating Income and Margin: Reported operating income for the third quarter was $318.3 million compared with $347.4 million for the third quarter of 2008. Third-quarter 2009 included approximately $10 million of pre-tax costs related to restructuring. Third-quarter reported operating margin was 9.1%, or 9.4% excluding restructuring, compared to a reported operating margin of 8.1% for the same period of 2008. Third-quarter 2008 operating income included approximately $122 million of onetime purchase accounting costs related to the acquisition of Trane. Excluding these onetime costs, the comparable third quarter 2008 operating margin would have been 10.9%. Substantial declines in volume, unfavorable product mix and negative currency impact caused decreases in operating profits and margins. The volume decline was partially offset by expense reductions, productivity actions, and lower commodity costs.

Interest Expense and Other Income/Expense: Interest expense of $76.5 million for the third quarter of 2009 decreased compared with $83.7 million in the 2008 third quarter, due to lower debt balances. Other income totaled $0.5 million for the third quarter, compared with $1.8 million of income for the third quarter of 2008. The year-over-year difference is primarily attributable to lower interest income partially offset by lower currency losses in 2009.

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Taxes: The company’s reported tax rate, which included a $13.7 million benefit from discrete tax items, was 4.7% for the third quarter. The company reduced its projected tax rate for the 2009 fourth quarter to 14%, reflecting the reduction in the high-end of the forecast full-year earnings range.

Third-quarter Business Review

The company reports the results of its businesses in four segments based on industry and market focus: Air Conditioning Systems and Services, Climate Control Technologies, Industrial Technologies, and Security Technologies.

Air Conditioning Systems and Services (ACSS), which represents the results of Trane, provides systems and services that create and sustain safe, comfortable and efficient environments in homes and non-residential buildings. Reported revenues for the third quarter of 2009 were $1,771 million with operating income of $151.7 million. Total revenues for the third quarter declined by 14% (down by 12% excluding currency). On a year-over-year basis, total commercial revenues decreased by 16% (down by 14% excluding currency), with a 25% decline (down by 23% excluding currency) in equipment and systems revenue and a 3% decrease (down by 1% excluding currency) in parts, services and solutions. Commercial revenues decreased in all major geographic regions during the quarter due to continued lower activity in non-residential construction markets and ongoing deferral of maintenance by customers. Residential revenues declined by 6% compared with the third quarter of 2008. The U.S. housing market and replacement spending remain weak but are declining at a decelerating rate. Third-quarter segment operating margin was 8.6%, including purchase accounting and restructuring costs. Productivity actions and lower commodity costs offset the negative impact of lower volumes on third-quarter margins. Please see Table 6 attached to this release for detail on the impact of purchase accounting and other items on operating income.

Climate Control Technologies provides solutions to transport, preserve, store and display temperature-sensitive products, and includes the market-leading brands of Hussmann® and Thermo King®. Revenues for the sector of $650 million decreased by approximately 27% (down by 26% excluding currency) compared with the third quarter of 2008. Third-quarter 2009 operating margin, including $0.6 million of restructuring costs, declined to 9.3%, compared with 11.5% in the 2008-third quarter. Total worldwide refrigerated trailer and truck revenues decreased by approximately 30%, reflecting the decline of the heavy truck market, primarily in Europe, which was partially offset by share gains. Sea-going container revenues and worldwide bus and aftermarket revenues all declined due to the ongoing lower end market activity.

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Worldwide revenues for refrigerated display cases and contracting decreased by 25% compared with the third quarter of 2008 as slower supermarket capital expenditures, both in Europe and in the United States, offset market share gains by Hussmann in display cases at major national chains. The margin decrease was primarily due to a substantial decline in volumes, unfavorable product mix and currency, which were partially offset by significant operational improvements, productivity gains, savings from prior period restructuring actions and some carryover pricing.

Industrial Technologies is focused on providing solutions to enhance customers’ productivity and energy efficiency and provides equipment and services for compressed air systems, tools, fluid power production, golf and utility vehicles in addition to energy generation systems. Total revenues in the third quarter of $512 million decreased by approximately 29% (down by 27% excluding currency) compared with the third quarter of 2008. Air and Productivity revenues declined by 29% due to lower volumes in all geographic regions and the negative impact of currency translation. Revenues in the Americas decreased by 33% compared with last year due to declines in major industrial, process and fluid handling end markets. Air and Productivity Solutions revenues in Europe, Asia and India decreased by approximately 24% (down by 21% excluding currency) compared with 2008. Club Car revenues declined by 29% compared with the third quarter of 2008 due to ongoing weak fundamentals in key golf, hospitality and recreation markets. Third-quarter operating margin for Industrial Technologies of 8.4%, including $3.5 million of restructuring costs, declined compared with 11.3% last year, due to lower volumes, unfavorable mix and currency, which were partially offset by cost productivity and carryover pricing benefits.

Security Technologies includes mechanical and electronic security products; biometric and access-control technologies; security and scheduling software; integration and services. Third-quarter revenues of $550 million declined by approximately 15% (down by 13% excluding currency) compared with the third quarter of 2008. This decline reflects contracting worldwide commercial and residential building markets. Commercial security revenues decreased by approximately 17% (down by 14% excluding currency) compared with 2008, primarily resulting from declining new building and remodeling markets in the United States and Europe. North American residential revenues declined by approximately 7% primarily due to ongoing weakness in the new-homebuilder channel, which were partially offset by new products sales to retail customers. Third-quarter operating margin of 21.3%, which included $2.0 million of restructuring costs, increased significantly compared with 19.4% in the third quarter of 2008. The operating margin increase was due to accelerated productivity actions, strong cost controls, carryover pricing and lower commodity costs, which more than offset lower volumes.

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Balance Sheet and Liquidity

Total debt at the end of the third quarter was approximately $4.1 billion. Year-to-date, the company has generated available cash flow of approximately $1.2 billion from earnings and working capital reductions. Total financing has been reduced by $850 million year-to-date.

“Our focus on generating cash flow continues to pay off. Working capital reductions are exceeding targets, primarily driven by significant inventory reductions. We are ahead of plan in reducing our financing and we have increased our financing pay-down target this year from $675 million to $1.0 billion. We also expect to generate $1.3 billion to $1.4 billion of available cash flow for full year 2009, significantly exceeding our original plan target of $920 million,” said Henkel.

Productivity Actions / Restructuring / Trane Acquisition Synergies

The company achieved a total gross productivity increase of 5.2% in the third quarter compared with the third quarter of 2008, and is on track to achieve $670 million of gross productivity for the full year, exceeding the original target of $650 million. During the third quarter, the company expanded the scope of its restructuring program that was initiated in the fourth quarter of 2008. The company now expects to spend approximately $277 million ($71 million in 2008, $109 million in 2009 and $97 million in 2010), an increase of $137 million compared to prior guidance. Since the inception of the restructuring program in the fourth quarter of 2008, the company has spent approximately $132 million, reducing headcount and closing facilities. The restructuring programs are expected to generate $195 million of annual gross pre-tax savings in 2009 and approximately $145 million of incremental savings in 2010.

The company continued to make progress with the integration of Trane. At the beginning of the fourth quarter the company will initiate several additional actions, including the formation of the Climate Solutions Sector, combining the Climate Control Technologies Sector, which includes the Thermo King and Hussmann businesses, with the Trane Commercial HVAC business.

In addition to the restructuring benefits and other productivity programs, the company expects to generate $185 million of incremental synergy savings in 2009. The company expects to achieve at least $190 million of incremental synergy savings in 2010, including these structural organization changes.

Change in Organizational Structure

Effective with reporting fourth quarter 2009 results, the company’s four segments will be Climate Solutions, which includes Trane Commercial HVAC Systems, Hussmann and the Thermo King businesses; Residential Solutions, which includes the residential HVAC and residential security businesses; Security Technologies, which includes the commercial security businesses; and Industrial Technologies, which includes Air and Productivity Solutions and Club Car.

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2009 Outlook

Ingersoll Rand’s major end markets continued to experience weaker year over year demand in the third quarter. Third-quarter orders, excluding currency, declined by approximately 20% compared with last year, consistent with the year-over-year rate of change in both the first and second quarters of 2009. “Based on our recent order pattern, activity levels in all of our major end markets continue to be sluggish. It appears that we are bouncing along the bottom in most of our businesses,” said Henkel. “We do see some tentative positive signs in residential security and HVAC, North American refrigerated trailers and across several of our businesses in China. However, U.S. non-residential construction and European industrial and construction markets continue to be difficult.

“Fourth-quarter results will continue to be negatively influenced by the ongoing difficult economic conditions. Given our current macroeconomic view, our fourth-quarter revenue forecast is $3.2 to $3.4 billion, and is down by approximately 7% to 13% compared with the fourth quarter of 2008 and down by $200 million compared with prior guidance. For the balance of 2009, we expect to capture significant benefits from lower commodity costs, additional Trane acquisition synergies, restructuring savings and productivity programs. In addition, our spending on new product launches will increase by $15 million compared with the third quarter, leading to adjusted EPS from continuing operations for the fourth quarter in the range of $0.44 to $0.54. The fourth quarter forecast excludes the effect of restructuring expenses and reflects a tax rate of 14% for continuing operations and an average diluted share count of 332 million shares.

“We anticipate revenues for full-year 2009 in the range of $13.1 to $13.3 billion, or a decline of 19% to 20%, including 2 points of negative currency impact, compared with pro forma 2008 revenues. “Full-year 2009 EPS from continuing operations is expected to be in the range of $1.60 to $1.70 with costs related to discontinued operations equal to $0.10 per share. This full-year forecast excludes the effect of restructuring expenses and reflects a tax rate of 14% for continuing operations and an average diluted share count of 330 million shares. Available cash flow for 2009 will enable us to reduce financing by approximately $1.0 billion, based on projected earnings and working capital reductions.”

2010 Forecast Framework

“The outlook for the strength and timing of the global economic recovery and the performance of our end markets remains cloudy. A preliminary review of our internal cost reduction and productivity improvement actions for next year gives us confidence that we can grow our earnings for 2010 even if our markets remain weak. Even in a flat year over year end market environment, with planned productivity exceeding cost inflation by one to two percentage points, our projected EPS would be in the range of $2.00 to $2.40 per share, excluding restructuring costs, up 21% to 45% compared with the midpoint of our full year 2009 forecast. We will continue to refine our estimates in the fourth quarter and will provide a more definitive forecast review at our regularly scheduled fourth quarter earnings call.

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“Despite slower economic conditions, our business fundamentals remain strong. We have leading global brands and leading market shares in all of our major product lines. Our balance sheet is solid, we are generating significant cash, we are reducing debt, and we have considerable available liquidity. Our number one priority is managing through the current economic slowdown so that we mitigate its impact and emerge as a stronger, more efficient company,” said Henkel.

As a result of the recently issued standard for accounting for noncontrolling interests, all amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s common shareholders.

This news release includes “forward-looking statements,” which are any statements that are not historical facts. These forward-looking statements are based on Ingersoll Rand’s current expectations and there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to changes in circumstances, risks and uncertainties, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Information about factors that could cause such differences can be found in Ingersoll Rand’s Form 10-K for the year ended December 31, 2008, its Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and in its other SEC filings. General U.S. and international economic and political conditions, the outcome of litigation and governmental proceedings, changes in government regulations and tax laws, Ingersoll Rand’s ability to achieve its Trane acquisition synergies target and cost savings in connection with its strategic restructuring and its reorganization from Bermuda to Ireland are examples of factors, among others, that could cause actual results to differ materially from those anticipated in the forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and the company assumes no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

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10/23/09

(See Accompanying Tables)

For more information, media may contact: Paul Dickard (732-652-6712), paul_dickard@ingersollrand.com.

For more information, investors and financial analysts may contact: Bruce Fisher (732-652-6789), bruce_fisher@ingersollrand.com or Joe Fimbianti (732-652-6718), joseph_fimbianti@irco.com.

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Table 1

INGERSOLL-RAND plc

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net revenues	$3,482.7	$4,313.2	$9,889.4	$9,557.3

Cost of goods sold	(2,486.6)	(3,209.4)	(7,233.4)	(6,946.4)

Selling & administrative expenses	(677.8)	(756.4)	(2,037.2)	(1,654.9)

Operating income	318.3	347.4	618.8	956.0

Interest expense	(76.5)	(83.7)	(225.8)	(156.4)

Other income (expense), net	0.5	1.8	16.3	77.3

Earnings before income taxes	242.3	265.5	409.3	876.9

Provision for income taxes	(11.4)	(26.3)	(54.6)	(153.2)

Earnings from continuing operations	230.9	239.2	354.7	723.7

Discontinued operations, net of tax	(8.3)	(6.0)	(26.4)	(42.4)

Net earnings (loss)	222.6	233.2	328.3	681.3

Less: Net earnings attributable to noncontrolling interests	(6.0)	(5.5)	(16.4)	(15.9)

Net earnings (loss) attributable to Ingersoll-Rand plc	$216.6	$227.7	$311.9	$665.4

Amounts attributable to Ingersoll-Rand plc common shareholders:
Continuing operations	$224.9	$233.7	$338.3	$707.8
Discontinued operations	(8.3)	(6.0)	(26.4)	(42.4)

Net earnings (loss)	$216.6	$227.7	$311.9	$665.4

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc common shareholders:
Continuing operations	$0.68	$0.72	$1.04	$2.38
Discontinued operations	(0.03)	(0.02)	(0.08)	(0.14)

	$0.65	$0.70	$0.96	$2.24

Weighted-average number of common shares outstanding:
Diluted	331.8	324.1	326.4	297.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND plc

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Air Conditioning Systems & Services
Net revenues	$1,770.8	$2,051.1	$4,946.8	$2,749.0
Operating income	151.7	89.5	242.5	155.6
and as a % of Net revenues	8.6%	4.4%	4.9%	5.7%

Climate Control Technologies
Net revenues	649.5	895.0	1,778.3	2,605.3
Operating income	60.5	103.0	112.9	297.9
and as a % of Net revenues	9.3%	11.5%	6.3%	11.4%

Industrial Technologies
Net revenues	512.1	718.3	1,589.4	2,267.8
Operating income	43.0	81.4	98.4	283.4
and as a % of Net revenues	8.4%	11.3%	6.2%	12.5%

Security Technologies
Net revenues	550.3	648.8	1,574.9	1,935.2
Operating income	117.3	126.0	298.5	353.3
and as a % of Net revenues	21.3%	19.4%	19.0%	18.3%

Total
Net revenues	$3,482.7	$4,313.2	$9,889.4	$9,557.3
Operating income	372.5	399.9	752.3	1,090.2
and as a % of Net revenues	10.7%	9.3%	7.6%	11.4%

Unallocated corporate expense	(54.2)	(52.5)	(133.5)	(134.2)

Consolidated operating income	$318.3	$347.4	$618.8	$956.0

and as a % of Net revenues	9.1%	8.1%	6.3%	10.0%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND plc

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended September 30, 2009
		As Reported	Adjustments		As Adjusted
	Net revenues	$3,482.7	$-		$3,482.7
	Operating income	318.3	9.7	(a)	328.0
	Operating margin	9.1%	n/a		9.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	224.9	6.6	(b)	231.5
	Net earnings attributable to Ingersoll-Rand plc	216.6	6.6	(b)	223.2

	Diluted earnings per common share
	Continuing operations	$0.68	$0.02		$0.70
	Discontinued operations	(0.03)	-		(0.03)

	Total	$0.65	$0.02		$0.67

	Weighted-average number of common shares outstanding
	Diluted	331.8	-		331.8

	Detail of Adjustments:
	Recorded in operating income
(a)	Restructuring Charges		$9.7

	Total pretax adjustments		9.7
	Tax impact		(3.1)

(b)	Net earnings attributable to Ingersoll-Rand plc		$6.6

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND plc

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the nine months ended September 30, 2009
		As Reported	Adjustments		As Adjusted
	Net revenues	$9,889.4	$-		$9,889.4
	Operating income	618.8	61.7	(a)	680.5
	Operating margin	6.3%	n/a		6.9%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	338.3	44.0	(b)	382.3
	Net earnings attributable to Ingersoll-Rand plc	311.9	44.0	(b)	355.9

	Diluted earnings per common share
	Continuing operations	$1.04	$0.13		$1.17
	Discontinued operations	(0.08)	-		(0.08)

	Total	$0.96	$0.13		$1.09

	Weighted-average number of common shares outstanding
	Diluted	326.4	-		326.4

	Detail of Adjustments:
	Recorded in operating income
(a)	Restructuring Charges		$61.7

	Total pretax adjustments		61.7
	Tax impact		(17.7)

(b)	Net earnings attributable to Ingersoll-Rand plc		$44.0

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND plc

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended September 30, 2009
	Operating Income (Loss) As Reported	Restructuring Charges (a)	Operating Income (Loss) As Adjusted
Air Conditioning Systems & Services	$151.7	$2.7	$154.4
Climate Control Technologies	60.5	0.6	61.1
Industrial Technologies	43.0	3.5	46.5
Security Technologies	117.3	2.0	119.3

Total	372.5	8.8	381.3
Unallocated corporate expense	(54.2)	0.9	(53.3)

Consolidated operating income	$318.3	$9.7	$328.0

	For the nine months ended September 30, 2009
	Operating Income (Loss) As Reported	Restructuring Charges (a)	Operating Income (Loss) As Adjusted
Air Conditioning Systems & Services	$242.5	$14.3	$256.8
Climate Control Technologies	112.9	6.2	119.1
Industrial Technologies	98.4	21.4	119.8
Security Technologies	298.5	8.2	306.7

Total	752.3	50.1	802.4
Unallocated corporate expense	(133.5)	11.6	(121.9)

Consolidated operating income	$618.8	$61.7	$680.5

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND plc

ACSS reconciliation

(In millions)

UNAUDITED

		For the three months ended September 30,
		2009			2008
	ACSS net revenues:
	Reported	$1,770.8			$2,051.1

		For the three months ended September 30,
		2009			2008
	ACSS operating income:
	Reported	$151.7	8.6%		$89.5	4.4%

	Operating income includes the following costs:
	Restructuring	$2.7	0.2	pts.	$0.0
(a)	One-time purchase accounting charges	-			108.4	5.3	pts.
(b)	Ongoing purchase accounting charges	42.4	2.4	pts.	41.5	2.0	pts.
	Corporate allocations	8.0	0.5	pts.	-

(a)	Represents one-time acquisition-related charges as part of the acquisition of Trane, and are primarily related to inventory, backlog, and in process R&D

(b)	Primarily represents amortization expense for the period on intangible assets that were established as part of the acquisition of Trane

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND plc

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

For the nine months ended Sept. 30, 2009
Cash flow from operating activities (a)	$1,480.2
Capital expenditures (a)	(156.1)
Discretionary pension contributions	-
Non-recurring tax payments (b)	-
Trade receivables securitization (c)	(142.7)

Available cash flow	$1,181.4

(a)	Includes both continuing and discontinued operations.

(b)	Represents tax payments on the gains from sales of divested businesses.

(c)	Represents proceeds from the sale of receivables under the Company’s trade receivables securitization program.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND plc

Balance Sheet Metrics

($ in millions)

UNAUDITED

	December 31,	September 30,
	2008	2009	2008

Net Receivables *	$2,575	$2,336	$3,044
Days Sales Outstanding	64.0	61.2	64.4

Net Inventory	$1,615	$1,304	$1,795
Inventory Turns	6.9	7.6	7.2

Accounts Payable	$1,047	$1,136	$1,265
Days Payable Outstanding	34.1	41.7	36.0

*	Net receivables excludes the impact of securitization

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION